Exhibit 8.2

Dentons Canada LLP 77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto, ON, Canada M5K 0A1 dentons.com

March 13, 2025

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

USA

Ladies and Gentlemen:

Re:	Form S-4 Registration Statement

We have acted as Canadian tax counsel to Lions Gate Entertainment Corp. (the “Company”) in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 15, 2024 and the preparation and filing of Amendment No. 1 to the Initial Registration Statement with the Commission on November 27, 2024 (“Amendment No. 1”), Amendment No. 2 to the Initial Registration Statement with the Commission on December 31, 2024 (“Amendment No. 2”), Amendment No. 3 to the Initial Registration Statement with the Commission on January 27, 2025 (“Amendment No. 3”), and Amendment No. 4 to the Initial Registration Statement with the Commission on February 24, 2025 (“Amendment No. 4”), and Amendment No. 5 to the Initial Registration Statement with the Commission on March 13, 2025 (“Amendment No. 5”, and together with the Initial Registration Statement, Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4, the “Registration Statement”).

We are familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have assumed that there will be no change in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company. We have also assumed that there will be no change in the facts. Any such changes in the laws or the facts could alter our opinion.

Based upon and subject to the foregoing, the statements set forth in the Registration Statement under the headings “Material Canadian Federal Income Tax Consequences of the Transactions for Lionsgate Shareholders” and “Material Canadian Federal Income Tax Consequences of the Transactions for LG Studios Shareholders”, to the extent they constitute matters of Canadian federal income tax law or legal conclusions with respect thereto, represent our opinion.

In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of Canada.

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March 13, 2025 Page 2	dentons.com

This opinion letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon by any other person or for any other purpose without our express prior written consent. Furthermore, this opinion is expressly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the headings “Material Canadian Federal Income Tax Consequences of the Transactions for Lionsgate Shareholders” and “Material Canadian Federal Income Tax Consequences of the Transactions for LG Studios Shareholders” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Dentons Canada LLP